EXHIBIT 99.1

CIT Group Inc.

NOTICE DATE REPORT
(Series A Indenture)

Set forth below is the Notice Date Report for the Quarter ended March 31, 2011, under Section 7.15 (e) of the First Supplemental Indenture between CIT Group Inc., as Issuer, the Guarantors named therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent, dated as of December 10, 2009

1. Sweep Cash Amount* for the quarter ended March 31, 2011	$648,379,028

2. Other Available Cash* as of March 31, 2011	$5,331,553,359

3a. Payments made during the quarter ended March 31, 2011 on obligations that were Time-To-Fund (TTF) Requirements*	$3,772,279,819

3b. Payments made during the quarter ended March 31, 2011 on Qualified Debt Obligations*	$2,321,831,309

3c. The projected amounts of TTF payments for the 12-month period ending March 31, 2012	$6,048,084,073

4a. Permitted Bank Investments* made from sweep accounts during the quarter ended March 31, 2011	$0

4b. Required Bank Investments* made from sweep accounts during the quarter ended March 31, 2011	$0

4c. Required Bank Investments* made from Other Available Cash* during the quarter ended March 31, 2011	$25,563,134

5. Business Reinvestments* made from sweep accounts during the quarter ended March 31, 2011	$0

6. Payments made or required to be made to repay or repurchase indebtedness outstanding under the 1st Lien Facility or Series A Notes, as applicable, during the quarter ending June 30, 2011	$2,500,000,000

7. Cash sweep payment (i.e., “Available Sweep Amount”) required for the quarter ended March 31, 2011	$0

* As defined under the Series A Indenture.

CIT Group Inc.